UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

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eDiets.com, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 SW 12th Avenue

Suite 210

Pompano Beach, FL 33069

(Address of principal executive offices) (Zip Code)

(954) 360-9022

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to the Agreement and General Release, dated as of February 26, 2013 (the "Hartnett Separation Agreement"), between eDiets.com, Inc. (the “Company”) and Jennifer Hartnett, the Company’s former President and Chief Executive Officer, is hereby incorporated into this Item 1.01 by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, on February 5, 2013, Jennifer Hartnett notified the Company of her decision to resign as chief executive officer and as an employee of the Company effective immediately, which decision the Company’s Board of Directors accepted.

In connection with Ms. Hartnett’s resignation, the Company and Ms. Hartnett entered into the Hartnett Separation Agreement.

Pursuant to the Hartnett Separation Agreement, Ms. Hartnett will receive (i) a lump sum payment of $25,000 as severance and (ii) a lump sum payment to cover six months of COBRA premiums under the Company's health care. Payment of the foregoing amounts is subject to receipt and effectiveness of a release of claims against the Company. The foregoing description of the Hartnett Separation Agreement is qualified in its entirety by the full text of the Hartnett Separation Agreement filed herewith as Exhibit 10.77 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
10.77	Agreement and General Release dated as of February 26, 2013 by and between eDiets.com, Inc. and Jennifer Hartnett.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: March 4, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.77	Agreement and General Release dated as of February 26, 2013 by and between eDiets.com, Inc. and Jennifer Hartnett.